SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):        September 20, 1996



                             SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)


  Colorado                           0-12343                      84-0920811
(State or other                   (Commission                 (I.R.S. Employer
 jurisdiction                     File Number)              Identification No.)
 of incorporation)

                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)



Registrant's telephone number:  (303) 373-4860



Item 5.  Other Events.


     Scott's Liquid Gold-Inc. (the "Company") has announced the sale of manufacturing equipment, inventories, patents, trade names and goodwill of Aquafilter Corporation, a wholly-owned subsidiary of the Company. This sale occurred on September 20, 1996. A copy of the press release dated September 26, 1996, with respect to this matter is attached as Exhibit 1 to this Report and is incorporated herein by reference.



                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                     Scott's Liquid Gold-Inc.

                                     (Registrant)



Date:  September 26, 1996               By:     /s/ Barry Shepard
                                               Barry Shepard, Treasurer





                                  EXHIBIT INDEX





Exhibit No.         Document



     1              Press Release of Scott's Liquid Gold-Inc.
                    dated September 26, 1996







                                    EXHIBIT 1



                    Press Release of Scott's Liquid Gold-Inc.
                            dated September 26, 1996







                            SCOTT'S LIQUID GOLD-INC.
                           SELLS ASSETS OF SUBSIDIARY



     Denver - (BW)-- September 26, 1996. Scott's Liquid Gold-Inc., trading on the NYSE under the symbol SGD, announced today that, effective September 20, 1996, its wholly-owned subsidiary, Aquafilter Corporation of Fort Lauderdale, Florida, sold its manufacturing equipment, inventories, patents, trade names and goodwill to Lee Pharmaceuticals, Inc. of South El Monte, California for $800,000. Aquafilter produced a line of disposable cigarette filters and
accounted for 2.1% of the Company's consolidated net sales in 1995.    All other
assets of the subsidiary, primarily its land and building, accounts receivable, and cash, remained the property of Aquafilter Corporation, and all liabilities continued to be the subsidiary's obligations. The Company stated that it intends to list and sell Aquafilter's land and building located in Fort Lauderdale.


                       Contact:  SCOTT'S LIQUID GOLD-INC.
                            Barry Shepard, Treasurer
                     Carolyn Anderson, Exec. Vice President
                                  303/373-4860